                                                                    EXHIBIT 99.3

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

                                                 CHAPTER 11
         IN RE: TL ADMINISTRATION (UK) LTD.      CASE NO. 03-15563 (CB)
         (f/k/a TWIN LABORATORIES (UK) LTD.)
                      DEBTOR

                           MONTHLY OPERATING STATEMENT
                      FOR THE MONTH ENDED JANUARY 31, 2004

DEBTOR'S ADDRESS          c/o FTI Consulting, Inc.
                          622 Third Avenue, 31st Floor
                          New York, NY 11201

DISBURSEMENTS: Month Ended January 31, 2004 (dollars in thousands): $1 (See attached schedule for disbursements by Debtor)

DEBTOR'S ATTORNEY         Weil, Gotshal & Manges LLP
                          767 Fifth Avenue
                          New York, NY 10153
                          Michael P. Kessler, Esq. (MPK 7134)
                          Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER           TL Administration (UK) Ltd.

NET LOSS: Month Ended January 31, 2004 (dollars in thousands): $(2)

The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE: February 17, 2004                           /s/ Denis O'Connor
                                                  ------------------------------
                                                  Denis O'Connor, Secretary

                           TL ADMINISTRATION (UK) LTD.
                       (f/k/a TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                 FOR THE MONTH ENDED
                                  JANUARY 31, 2004
                                  ----------------
                                     (unaudited)
Intercompany Sales                      $ -
Operating Expenses                        -
                                        ---
Loss from Operations                      -
Other Expense                             2
                                        ---
Net Loss                                $(2)
                                        ===

(The accompanying notes are an integral part of these financial statements.)

                           TL ADMINISTRATION (UK) LTD.
                       (f/k/a TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                                  BALANCE SHEET
                                 (IN THOUSANDS)

                                                                         JANUARY 31, 2004
                                                                         ----------------
                                                                           (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                                  $    57
  Intercompany receivable                                                        378
                                                                             -------
Total Assets                                                                 $   435
                                                                             =======

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities Not Subject to Compromise:
  Accounts payable                                                           $    13
  Accrued expenses and other current liabilities                                   4
                                                                             -------
      Total Current Liabilities Not Subject to Compromise                         17

Liabilities Subject to Compromise                                              1,783
                                                                             -------
      Total Liabilities                                                        1,800

Shareholder's Deficit:
  Accumulated deficit                                                         (1,365)
                                                                             -------
Total Liabilities and Shareholder's Deficit                                  $   435
                                                                             =======

(The accompanying notes are an integral part of these financial statements.)

                           TL ADMINISTRATION (UK) LTD.
                       (f/k/a TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            FOR THE MONTH ENDED
                                                             JANUARY 31, 2004
                                                             ----------------
                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                        $ (2)
  Adjustments to Reconcile Net Loss to Net
     Cash Used in Operating Activities:
     Changes in Operating Assets and Liabilities:

       Accrued expenses and other current liabilities               (1)
                                                                  ----
          Net Cash Used in Operating Activities                     (3)
                                                                  ----

  Effect of Exchange Rate Changes on Cash                            2
                                                                  ----
Net Change in Cash and Cash Equivalents                             (1)
Cash and Cash Equivalents at Beginning of Period                    58
                                                                  ----
Cash and Cash Equivalents at End of Period                        $ 57
                                                                  ====

(The accompanying notes are an integral part of these financial statements.)

                           TL ADMINISTRATION (UK) LTD.
                       (f/k/a TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.       THE COMPANY

         TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.) ("TL UK") together with its parent company TL Administration Inc. (f/k/a Twin Laboratories Inc.) ("TL Inc.") and TL Inc.'s parent company TL Administration Corporation (f/k/a Twinlab Corporation) (collectively, the "Debtors" or the "Company") was a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Company developed, manufactured, and sold vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the "Twinlab," "Fuel," and other brand names; an extensive line of herbal supplements and phytonutrients under the "Nature's Herbs" brand name; and a full line of herbal teas under the "Alvita" brand name. TL UK operated as a European sales office for the Company.

         The Company emphasized the development and introduction of high quality, unique nutraceutical products. The Company's premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Company targeted its products to consumers who utilized nutritional supplements in their daily diet and who demanded premium quality ingredients in a broad variety of dosages and delivery methods.

2.       BACKGROUND

         Bankruptcy Filing

         On September 4, 2003 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Case Numbers for the individual Debtors are as follows: TL Administration Inc. 03-15566 (CB), TL Administration Corporation 03-15564 (CB) and TL Administration (UK) Ltd. 03-15563 (CB). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564 (CB) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of TL Inc. are inactive and are not Debtors in these chapter 11 cases.

         The Debtors remained in possession of their assets and properties and continued to operate their businesses and manage their properties, until the APA (as defined herein) closed on December 19, 2003, as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Currently, the Debtors remain in possession of the net sale proceeds (See below), as well as the $15 million proceeds from the draw of the Guarantors (as defined herein) letter of credit (See Note
         4). The Debtors continue to operate as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and make payments for certain liabilities not assumed in accordance with the terms of the APA.

         Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.

         Asset Purchase Agreement and Sale Closing

         On September 4, 2003, the Company also entered into an asset purchase agreement (the "APA") with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company was to sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA required a minimum level of $47 million of working capital (defined as accounts receivable and inventory) as of the closing date. The sale was conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003.

         Effective December 5, 2003, the Bankruptcy Court approved an amendment to the APA such that (i) the purchase price was reduced to $57.5 million plus the assumption of up to $3.7 million of employee and related liabilities, (ii) the definition of working capital was amended to include prepaid inventory and prepaid advertising in addition to accounts receivable and inventory and (iii) the minimum level of working capital was reduced to $39.5 million and any working capital adjustment to the purchase price as of the effective closing date was limited to a decrease of $500,000 and an increase of $1.5 million.

         On December 19, 2003, the Company and IdeaSphere, Inc. agreed to a second amendment to the APA (the "Second Amendment"). The Second Amendment provided for an extension of the closing to December 19, 2003; however, for financial and accounting purposes, the transaction became effective as of December 9, 2003. The Second Amendment also provided for adjustments relating to the period between December 10, 2003 and the closing date of December 19, 2003 (the "Interim Period Adjustments").

         The sale closed on December 19, 2003, effective as of December 9, 2003. The estimated loss on the sale was approximately $8.7 million.

         The Debtors do not expect that the holders of the Company's equity will receive any value as a result of the sale of substantially all assets of the Company.

         Asset Purchase Agreement Post Closing Adjustments

         In accordance with the terms of the APA and its amendments, IdeaSphere, Inc. has 60 days from December 19, 2003 to deliver a calculation of the closing working capital to the Company and the Company has 60 days from December 19, 2003 to deliver a calculation of the Adjustment Statement reflecting the Interim Period Adjustments to IdeaSphere, Inc. Each party has 30 days to review the respective calculation and either accept or dispute such amount.

         Cash Proceeds from the Asset Sale

         On December 19, 2003, IdeaSphere, Inc. remitted net cash proceeds from the asset sale transaction to the Company totaling $49.2 million. Details of the transaction included gross proceeds of $57.5 million, less the assumption of the $5.3 million Zions Bank mortgage and reimbursements for IdeaSphere, Inc.'s inventory and advertising advances, as well as other closing costs. From the net proceeds, the Company repaid the outstanding loan balance under the DIP Facility (as defined herein) of $28.2 million, cure costs for assumed contracts, other related finance and closing costs, and administrative expenses.

3.       BASIS OF PRESENTATION

         It is likely that the Debtors will propose a Chapter 11 Plan pursuant to its liquidation of assets under the APA. Except for the related expected liquidation of substantially all of the Debtors' assets, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

         Other than the impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under Chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of TL UK for the period presented.

         The functional currency of TL UK is the U.S. dollar, however, its books and records are maintained in British Pounds. Therefore, assets and liabilities are remeasured using a combination of current and historical rates. Income and expenses are remeasured using the average rate in effect during the respective periods. Unrealized foreign exchange gains and losses resulting from the remeasurement are included in the results of operations.

         These unaudited financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt. Further, SOP 90-7 envisions that entities under Chapter 11 will reorganize as going concerns.

         The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in TL Administration Corporation's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4.       DEBTOR-IN-POSSESSION FINANCING

         On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and TL Administration Inc. as the borrower, with TL Administration Corporation as the guarantor. The DIP Facility was collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, and a junior lien on certain assets that had previously been subject to a lien by other parties as well as a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company (the "Guarantors"). The lenders under the DIP Facility had a super-priority claim against the estates of the Debtors. Borrowings were subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings were also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the "Budget"). The DIP Facility restricted the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility, as amended, also required the Company to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors' assets, which among other things, required the closing of the sale to be completed by December 19, 2003. The Company was required to pay $100,000 to extend the term of the DIP Facility to December 19, 2003, of which IdeaSphere, Inc. agreed to pay half. Interest was payable monthly in arrears at the Prime Rate, plus 2.0% per annum. The Company was required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility. Borrowings outstanding under the DIP Facility were repaid in full on December 19, 2003 as a result of the consummation of the APA.

         In addition, the $15 million letter of credit was drawn, and on December 22, 2003, the proceeds were remitted into the Company's possession. A motion filed by the Official Committee of Unsecured Creditors to Commence an Adversary Proceeding against the Subordinated Debt Holders and Other Parties is the subject of such amount. For purposes of financial reporting, the liability associated with the proceeds of the letter of credit draw is classified as a secured liability not subject to compromise on the balance sheet of TL Administration Inc.

5.       LIABILITIES SUBJECT TO COMPROMISE

         Liabilities subject to compromise as of January 31, 2004 are composed of the following (in thousands):

                                 JANUARY 31, 2004
                                 ----------------
Accounts Payable Trade               $   99
Intercompany Loans Payable            1,684
                                     ------
Total                                $1,783
                                     ======

         Amounts classified as subject to compromise as of January 31, 2004 represent management's best estimate of such liabilities as of such date and are subject to change upon completion of the reconciliation of all claims as well as the finalization of the assumption (and related cure amounts) or rejection of executory contracts.

6.       REORGANIZATION EXPENSES

         All reorganization expenses incurred for the month ended January 31, 2004 are included in the Monthly Operating Report of TL Administration Inc., case number 03-15566 (CB).

7.       INSURANCE AND TAX PAYMENTS

         a. INSURANCE - All insurance policy premiums due have been paid. Accordingly, all such policies remain in force.

         b. TAXES - All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

                           TL ADMINISTRATION (UK) LTD.
                       (f/k/a TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                   SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS
                                 (IN THOUSANDS)

                                 FOR THE MONTH ENDED
                                  JANUARY 31, 2004
                                  ----------------
Cash Collections                       $ -
Cash Disbursements                       1
                                       ---
Net Cash Flow                          $(1)
                                       ===

                           TL ADMINISTRATION (UK) LTD.
                       (f/k/a TWIN LABORATORIES (UK) LTD.)
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
             SCHEDULE OF TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
                                 (IN THOUSANDS)

                                                         FOR THE MONTH ENDED
                                                          JANUARY 31, 2004
                                                          ----------------
Gross Wages and Salaries Paid                                    None
Payroll Taxes Withheld                                           None
Employers Payroll Taxes Incurred                                 None
Gross Sales Subject to Taxes                                     None
Sales Tax Collected or Self-Assessed                             None
Property Tax Payments Due                                        None
Property Taxes Paid                                              None
All Other Taxes Paid                                             None

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